                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 27, 2009


                                PVF Capital Corp.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Ohio                          0-24948                  34-1659805
----------------------------       ---------------------     -------------------
(State or Other Jurisdiction       Commission File Number     (I.R.S. Employer
of Incorporation)                                            Identification No.)

                      30000 Aurora Road, Solon, Ohio 44139
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (440) 248-7171
                                                           --------------


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
             ------------------------------------------------------------------
             APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
             -------------------------------------------------------------
             CERTAIN OFFICERS
             ----------------


(b) On July 27, 2009, John R. Male retired as President of PVF Service Corporation, a wholly owned subsidiary of PVF Capital Corp. (the "Company").

(c) On July 27, 2009, the Company appointed Robert J. King, Jr. as president and chief executive officer of the Company and Park View Federal Savings Bank (the "Bank"), subject to and effective upon receipt of Office of Thrift Supervison ("OTS") approval. Mr. King will succeed Marty E. Adams, who has been serving as interim chief executive officer of the Company and the Bank. Mr. King, age 54, most recently served as senior managing director of FSI Group, LLC, a private equity operation focused on investing in the financial sector since 2004. Previously, Mr. King held numerous positions with Fifth Third Bank, which he joined in 1975. During his tenure with the Cincinnati-based company, he served as vice president of Institutional Asset Administration, director of marketing, commercial lending officer, customer service manager and marketing research specialist. In 1989, he joined Fifth Third Bank (Northeastern Ohio) as an executive vice president and was promoted to president and chief executive officer the following year. In 1997, Fifth Third Bank's board of directors appointed Mr. King chairman of the board of Fifth Third Bank (Northeastern Ohio), a position he held until his retirement in 2004. Mr. King was also an executive vice president of Fifth Third Bancorp and regional president of its affiliates in Toledo, Dayton, Columbus and southern Ohio. Mr. King is a director of The Andersons, Inc. and Shiloh Industries, Inc., companies with a class of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

         In connection with Mr. King's appointment as chief executive officer of the Company and the Bank, the Company and the Bank entered into an employment agreement with Mr. King, the terms and effectiveness of which are subject to OTS approval (the "Employment Agreement"). Under the Employment Agreement, whose term will commence upon receipt of approval or non-objection of the OTS and the Federal Deposit Insurance Corporation and will continue for 36 months thereafter, Mr. King will serve as president and chief executive officer of the Company and the Bank. In the event approval or non-objection is not received within 90 days of the date of the Employment Agreement, it will be void and without effect. At the third anniversary of the effective date, the Employment Agreement will be extended for one year unless the Board elects not to extend it. The Employment Agreement provides for a base salary of $300,000 for the first year, $325,000 for the second year and $350,000 for the third year. The Employment Agreement provides that Mr. King will be eligible for certain bonus and incentive compensation, except with respect to the Company's fiscal year ending June 30, 2010, and is entitled to participate in all employee benefit plans and programs, vacation and leave policies, and expense reimbursement. The Employment Agreement provides that the Compensation Committee will take action on the effective date of the Employment Agreement to grant 240,000 shares of restricted Company common stock to Mr. King, which will vest in five equal installments beginning on the first anniversary of the effective date. Under the Employment Agreement, Mr. King may be terminated upon death, retirement, disability, for "Cause," voluntarily by Mr. King, or without "Cause" or with "Good Reason," as defined in the Employment Agreement. Mr. King is entitled to certain payments upon termination, as provided in the Employment Agreement. In the event of termination of employment, the Employment Agreement subjects Mr. King to certain non-solicitation and confidentiality requirements. The Employment Agreement provides that Mr. King shall not be deemed to have been terminated unless and until there has been a "Separation from Service," in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). In the event the payments made to Mr. King in connection with a change in control exceed his Section 280G limit under the Code, the Employment Agreement provides that the payments or benefits will be reduced to the extent necessary to avoid treatment as an "excess parachute payment." The Employment Agreement provides for the indemnification of Mr. King to the fullest extent permitted under applicable law against any expenses and liabilities reasonably incurred in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his service as a director or officer of the Company or Bank.

(d) On July 27, 2009, the Company appointed Thomas J. Smith and Marty E. Adams as directors of the Company, subject to and effective upon receipt of OTS approval.

         Mr. Adams has been Interim Chief Executive Officer of the Company and the Bank since March 2009. Most recently prior to that, Mr. Adams served as president and chief operating officer of Huntington Bancshares, Inc. ("Huntington") from July 2007 until December 2007 following Huntington's acquisition of Sky Financial Group, Inc. ("Sky"). Mr. Adams previously served as the chairman and chief executive officer of Sky.

         Thomas J. Smith was appointed vice president and chief financial officer of Energy West, Incorporated ("Energy West") in November 2007. He has been a director of Energy West since December 2003. He also served as Energy West's interim president from August 2007 to November 2007. From 1998 to 2006, he was the president, chief operating officer and a director of John D. Oil and Gas Company, a publicly held oil and gas exploration company in Mentor, Ohio, of which he remains a director. Since 2003, he has been president, treasurer and secretary of Northeast Ohio Natural Gas Corporation, a natural gas distribution company in Mentor, Ohio, and since 2002 he has been president, treasurer and secretary of Orwell Natural Gas Company, a natural gas distribution company in Mentor, Ohio. He is also a director of Corning Natural Gas Corporation, a public utility company in Corning, New York.

         Mr. Smith was appointed as a director at the request of Richard M. Osborne pursuant to the Agreement, dated September 30, 2008 (the "Osborne Agreement"), among the Company, the Bank, Richard M. Osborne and Richard M. Osborne Trust Agreement. The Osborne Agreement provides that, subject to any limitation imposed by law or by any regulatory authority having jurisdiction over the Company or the Bank, in the event that any time prior to the scheduled expiration of his initial term as a director, Mr. Osborne is unable to serve as a director, whether because of resignation, removal or otherwise, he is entitled to designate a substitute nominee who is reasonably acceptable to the Company's board of directors, and the Company will appoint the substitute nominee to the board of directors for the remainder of the term, provided the substitute nominee agrees to be bound by certain provisions of the

         Osborne Agreement. Mr. Osborne, who resigned as a director of the Company and the Bank in January 2009, requested the appointment of Mr. Smith as his designated substitute nominee.

         Mr. Smith is an officer and/or a director of certain companies that have loans outstanding with the Bank. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

(e) In connection with John R. Male's retirement, the Company entered into a Letter Agreement with Mr. Male (the "Agreement"), dated July 27, 2009, certain terms of which are subject to OTS approval. Among other things, the Agreement provides for termination of the severance agreement between Mr. Male and the Bank and termination of the Letter Agreement previously entered into between Mr. Male and the Bank, dated January 29, 2009. The Agreement provides, however, that the provision of the Letter Agreement dated January 29, 2009 regarding payments to cover any additional tax imposed under Section 409A of the Code in connection with payments made to Mr. Male under his Severance Agreement or the Bank's Supplemental Executive Retirement Plan will survive its termination, and Mr. Male will be entitled to receive these payments. The Agreement provides that Mr. Male will continue to serve as director of the Company and the Bank through the expiration of his current term, and will be considered by the nominating committee in connection with the 2010 annual meeting. The agreement entitles Mr. Male to receive an early retirement benefit under the Bank's Supplemental Executive Retirement Plan in the amount of $1,471,731, which will be paid in accordance with Section 409A of the Code. Under the Agreement, the Bank will continue to provide health insurance coverage to Mr. Male on the same terms as coverage previously made available to Mr. Male until he becomes eligible for Medicare coverage. The Agreement provides that Mr. Male will be retained as a consultant to the Bank for a 12-month period following OTS approval and during such period may not compete within 25 miles of the Company's headquarters; Mr. Male will be paid $8,333 per month for his consulting services.

         On July 27, 2009, the Bank took action to terminate the Park View Federal Savings Bank Supplemental Executive Retirement Plan, as amended and restated.

         For more information, reference is made to the Company's press release dated July 31, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            -------------------------------------------------------------------
            YEAR
            ----

(a) Subject to and effective upon OTS approval or non-objection to the appointment of Messrs. Adams and Smith as directors of the Company, the Board of Directors approved an amendment to Section 2 of Article

            I of the Company's Bylaws to increase the membership of the Board of Directors from ten members to 12 members.
            For more information, reference is made to the text of the amendment, a copy of which is attached as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

(a)         Not applicable.

(b)         Not applicable.

(c)         Not applicable.

(d)         The following exhibits are filed herewith:

            3.2      Amendment to Bylaws of PVF Capital Corp.
            99.1     Press Release dated July 31, 2009

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PVF CAPITAL CORP.


Dated:  July 31, 2009                       By: /s/ Jeffrey N. Male
                                                --------------------------------
                                                Jeffrey N. Male
                                                Vice President and Secretary
                                                (Duly Authorized Representative)